UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  April 16, 2007 (April 10, 2007)

SENECA GAMING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Not Applicable	333-117633	54-2122988
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 Fourth Street
Niagara Falls, NY (Seneca Nation Territory)	14303
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (716) 299-1100

Not Applicable

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2007, the Seneca Gaming Corporation entered into a new employment agreement with Robert Victoria pursuant to which Mr. Victoria will serve as the Senior Vice President of Marketing of the Corporation and each of its subsidiaries.

Mr. Victoria, age 40, was formerly Seneca Niagara Falls Gaming Corporation’s Vice President of Marketing and served in that capacity since April 2006.   From May 2005 to April 2006, Mr. Victoria served as a Regional Vice President of Casino Marketing for Harrah’s Entertainment.  From September 2000 to May 2005, Mr. Victoria served as Vice President of Casino Marketing for Mohegan Sun.  Prior to that time, Mr. Victoria served as a Vice President of Player Development at Mohegan Sun from 1997 to 2000.  Mr. Victoria is also a six year veteran of the U.S. Army where he served in military intelligence.

Mr. Victoria’s employment agreement provides for a term commencing as of March 5, 2007 and ending September 30, 2009.  The agreement further provides for an annual base salary of $325,000 for the Corporation’s fiscal year ending September 30, 2007, after which time the Corporation shall determine in its discretion whether to increase such salary and the timing thereof.  Mr. Victoria may also be eligible for a performance bonus in the sole discretion of the Board of Directors.

If Mr. Victoria’s employment is terminated for any reason other than for cause, his death or disability, the loss by the Nation of its ability to conduct gaming activities, or the loss by Mr. Victoria of his license to work at the Nation’s gaming facilities, the Corporation is obligated to: (i) pay Mr. Victoria his earned, but unpaid, base salary through the termination date, and (ii) continue to pay his base salary in effect as of the date of termination for a period following his termination equal to the lesser of (A) 12 months or (B) the remainder of the period ending on the expiration of the term of the agreement. Following the termination of his employment, Mr. Victoria has a duty to mitigate damages by seeking employment with duties and salary comparable to those provided by us, and if he obtains such employment, he shall reimburse us the amount of the compensation he has received from such other entity for such period, but not to exceed the amount of the compensation the Corporation has paid him for such period.

The employment agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference to such Exhibit.  The foregoing description of the agreement is qualified in its entirety by reference to such Exhibit.

Item 9.01.      Financial Statements and Exhibits.

(d)                                 Exhibits

10.1	Employment Agreement, dated April 10, 2007, and effective as of March 6, 2007, between the Seneca Gaming Corporation and Robert Victoria.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SENECA GAMING CORPORATION
(Registrant)

Date: April 16, 2007		/s/ Barry W. Brandon
	Name:	Barry W. Brandon
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

10.1	Employment Agreement, dated April 10, 2007, and effective as of March 6, 2007, between the Seneca Gaming Corporation and Robert Victoria.